EXHIBIT 10(a)62

                              THE SOUTHERN COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN



                             As Amended and Restated
                            Effective January 1, 1997








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                                TABLE OF CONTENTS

                                                                PAGE



ARTICLE I - PURPOSE OF THE PLAN..................................1


ARTICLE II - DEFINITIONS.........................................2
2.1      "Account"...............................................2
2.2      "Affiliated Employer"...................................2
2.3      "Aggregate Account".....................................2
2.4      "Aggregation Group".....................................3
2.5      "Annual Addition".......................................3
2.6      "Beneficiary"...........................................3
2.7      "Board of Directors"....................................3
2.8      "Break-in-Service Date".................................3
2.9      "Code"..................................................3
2.10     "Committee".............................................4
2.11     "Common Stock"..........................................4
2.12     "Company"...............................................4
2.13     "Compensation"..........................................4
2.14     "Defined Benefit Plan Fraction".........................4
2.15     "Defined Contribution Plan Fraction"....................4
2.16     "Determination Date"....................................5
2.17     "Determination Year"....................................5
2.18     "Distributee"...........................................5
2.19     "Direct Rollover".......................................5
2.20     "Eligible Employee".....................................5
2.21     "Eligible Retirement Plan"..............................6
2.22     "Eligible Rollover Distribution"........................6
2.23     "Employee"..............................................6
2.24     "Employing Company".....................................7
2.25     "Enrollment Date".......................................7
2.26     "ERISA".................................................7
2.27     "Highly Compensated Employee"...........................7
2.28     "Hour of Service".......................................7
2.29     "Key Employee"..........................................7
2.30     "Limitation Year".......................................7
2.31     "Look-Back Year"........................................7
2.32     "Non-Highly Compensated Employee".......................7
2.33     "Normal Retirement Date"................................7
2.34     "One-Year Break in Service".............................8
2.35     "Participant"...........................................8
2.36     "Permissive Aggregation Group"..........................8
2.37     "Plan"..................................................8
2.38     "Plan Year".............................................8
2.39     "Present Value of Accrued Retirement Income"............8
2.40     "Qualified Election Period".............................8
2.41     "Qualified Participant..................................8
2.42     "Required Aggregation Group"............................8
2.43     "SEPCO".................................................8
2.44     "SEPCO ESOP"............................................8
2.45     "Super-Top-Heavy Group".................................9
2.46     "Surviving Spouse"......................................9
2.47     "Top-Heavy Group".......................................9
2.48     "Trust or Trust Fund"...................................9
2.49     "Trust Agreement".......................................9
2.50     "Trustee"...............................................9
2.51     "Valuation Date"........................................9
2.52     "Year of Service".......................................9


ARTICLE III - PARTICIPATION.....................................12
3.1      Eligibility Requirements...............................12
3.2      Duration of Participation..............................12
3.3      Participation upon Reemployment........................12
3.4      No Restoration of Previously Distributed Benefits......12
3.5      Special Rule for Scott Paper Company Energy Complex
         Employees..............................................12
3.6      Former Commonwealth Edison of Indiana Employees........13
3.7      Military Leave.........................................13


ARTICLE IV - EMPLOYING COMPANY CONTRIBUTION.....................14
4.1      Amount of Contribution.................................14
4.2      Time of Payment........................................14
4.3      Purchases of Common Stock..............................14
4.4      Restrictions on Common Stock...........................14
4.5      Exclusive Benefit of Employees.........................14


ARTICLE V - PARTICIPANT CONTRIBUTION............................16
5.1      Participant Contributions Not Allowed..................16


ARTICLE VI - ACCOUNTS OF PARTICIPANTS...........................17
6.1      Separate Accounts......................................17
6.2      Allocation of Common Stock.............................17
6.3      Section 415 Limitations................................17
6.4      Correction of Contributions in Excess of Section
         415 Limits.............................................18
6.5      Combination of Plans...................................19
6.6      Allocation of Dividends and other Distributions........19
6.7      Valuations.............................................20
6.8      Voting Company Stock...................................20
6.9      Correction of Prior Incorrect Allocations and
         Distributions..........................................20


ARTICLE VII - AUTHORIZED WITHDRAWALS............................22
7.1      In General.............................................22
7.2      Distributions in Lieu of Diversification of
         Investments Pursuant to Code Section 401(a)(28)(B).....22
7.3      In-Service Withdrawals.................................22


ARTICLE VIII - DISTRIBUTIONS TO PARTICIPANTS....................24
8.1      Vesting................................................24
8.2      Distribution upon Retirement...........................24
8.3      Distribution upon Death................................24
8.4      Designation of Beneficiary in the Event of Death.......24
8.5      Distribution upon Disability...........................25
8.6      Distribution upon Termination of Employment............25
8.7      Property Distributed/Method of Payment.................26
8.8      Commencement of Benefits...............................27
8.9      Distribution upon Death................................27
8.10     Adjustments for Deferred Accounts or Installment
         Payments...............................................28
8.11     Transfers between Employing Companies..................28
8.12     Distribution to Alternate Payees.......................28
8.13     Requirement for Direct Rollovers.......................28
8.14     Consent and Notice Requirements........................28


ARTICLE IX - ADMINSTRATION......................................30
9.1      Membership of Committee................................30
9.2      Acceptance and Resignation.............................30
9.3      Transaction of Business................................30
9.4      Responsibilities in General............................30
9.5      Committee as Named Fiduciary...........................30
9.6      Rules for Plan Administration..........................30
9.7      Employment of Agents...................................31
9.8      Co-Fiduciaries.........................................31
9.9      General Records........................................31
9.10     Liability of the Committee.............................31
9.11     Reimbursement of Expenses and Compensation of Committee31
9.12     Expenses of Plan and Trust Fund........................31
9.13     Responsibility for Funding Policy......................32
9.14     Code Section 411(d)(6) Protected Benefits..............32
9.15     Management of Assets...................................32
9.16     Notice and Claims Procedure............................32
9.17     Bonding................................................32
9.18     Multiple Fiduciary Capacities..........................33


ARTICLE X - THE TRUST FUND AND TRUSTEE..........................34
10.1     Trustee................................................34
10.2     Duties of the Trustee..................................34
10.3     Diversion..............................................34


ARTICLE XI - AMENDMENT AND TERMINATION..........................35
11.1     Amendment of the Plan..................................35
11.2     Termination of the Plan................................35
11.3     Merger or Consolidation of the Plan....................36


ARTICLE XII - TOP-HEAVY PROVISIONS..............................37
12.1     Top-Heavy Plan Requirements............................37
12.2     Determination of Top-Heavy Status......................37
12.3     Minimum Allocation for Top-Heavy Plan Years............38
12.4     Adjustments to Maximum Benefit Limits for Top-Heavy
         Plans..................................................38


ARTICLE XIII - GENERAL PROVISIONS...............................40
13.1     Plan Not an Employment Contract........................40
13.2     Non-Alienation or Assignment...........................40
13.3     Payments to Minors and Others..........................40
13.4     Source of Benefits.....................................40
13.5     Unclaimed Benefits.....................................41
13.6     Governing Law..........................................41



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                                    ARTICLE I

                               PURPOSE OF THE PLAN

         The purpose of this Plan is to enable Participants to share in the future of The Southern Company, to provide Participants with an opportunity to accumulate capital for their future economic security, and to enable Participants to acquire stock ownership interests in The Southern Company. Consequently, Employing Company contributions to the Plan will be invested primarily in Common Stock of The Southern Company.

         The Plan is also designed to provide Participants with beneficial ownership of Common Stock of The Southern Company substantially in proportion to their relative Compensation without requiring any cash outlay, any reduction in pay or other benefits, or the surrender of any other rights on the part of Participants.

         The Plan was originally effective January 1, 1976, and was last amended and restated effective as of April 1, 1995. The Plan is hereby amended and restated effective January 1, 1997 in order to incorporate a variety of plan design and other changes. It is intended that this Plan, as amended and restated effective as of January 1, 1997, shall constitute an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended ("Code") and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is a stock bonus plan intended to be qualified under Section 401(a) of the Code.


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                                   ARTICLE II

                                   DEFINITIONS

         All references to articles, sections, subsections, and paragraphs shall be to articles, sections, subsections, and paragraphs of this Plan unless another reference is expressly set forth in this Plan. Any words used in the masculine shall be read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed in the plural, and all words in the plural shall be read and construed in the singular in all cases where they would so apply.

         For purposes of this Plan, unless otherwise required by the context, the following terms shall have the meanings set forth opposite such terms:

         2.1......"Account" shall mean the separate account maintained for each
Participant in accordance with Section 6.1.

         2.2......"Affiliated Employer" shall mean each Employing Company and
(a) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes any Employing Company; (b) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with any Employing Company;
(c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes any Employing Company; and (d) any other entity required to be aggregated with an Employing Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of applying the limitations of Section 6.3, the term Affiliated Employer shall be adjusted as required by Code Section 415(h).

         2.3......"Aggregate Account" shall mean with respect to a Participant as of the Determination Date, the sum of the following:

                  (a) the Account balance of such Participant as of the most recent valuation occurring within a twelve-month period ending on the Determination Date;

                  (b) an adjustment for any contributions due as of the Determination Date;

                  (c) any Plan distributions, including unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), but not related rollovers or plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), made within the Plan Year that includes the Determination Date or within the four preceding Plan Years, including distributions made prior to January 1, 1984, and distributions made under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group;

                  (d) any Employee contributions, whether voluntary or mandatory;

                  (e) unrelated rollovers and plan-to-plan transfers to this Plan accepted prior to January 1, 1984; and

                  (f) related rollovers and plan-to-plan transfers to this Plan.

         2.4......"Aggregation Group" shall mean either a Required Aggregation
Group or a Permissive Aggregation Group.

         2.5......"Annual Addition" shall mean the amount allocated to a
Participant's Account and accounts under all defined contribution plans maintained by the Affiliated Employers during a Limitation Year that constitutes

                  (a)      Affiliated Employer contributions,

         .........(b)      voluntary participant contributions,

                  (c) forfeitures, if any, allocated to a Participant's Account and accounts under all defined contribution plans maintained by the Affiliated Employers, and

                  (d) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

         2.6......"Beneficiary" shall mean any person(s) who, or estate(s), trust(s), or organization(s) which, in accordance with the provisions of Section 8.4, become entitled to receive benefits upon the death of a Participant.

         2.7......"Board of Directors" shall mean the Board of Directors of
Southern Company Services, Inc.

         2.8......"Break-in-Service Date" means the earlier of the following dates:

                  (a) the date on which an Employee terminates employment, is discharged, retires, or dies; or

                  (b) the last day of an approved leave of absence including any extension.

         In the case of an individual who is absent from work for maternity or paternity reasons, such individual shall not incur a Break-in-Service Date earlier than the expiration of the second anniversary of the first date of such absence; provided, however, that the twelve-consecutive-month period beginning on the first anniversary of the first date of such absence shall not constitute a Year of Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         2.9......"Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the rulings and regulations promulgated thereunder. In the event an amendment to the Code renumbers a section of the Code referred to in this Plan, any such reference automatically shall become a reference to such section as renumbered.

         2.10....."Committee" shall mean the Committee appointed pursuant to
Section 9.1 to serve as plan administrator.

         2.11....."Common Stock" shall mean the common stock of The Southern
Company, which stock is a qualifying employer security within the meaning of Code Section 409(l)(1) and which stock is a registration-type class of securities as defined in Code Section 409(e)(4).

         2.12....."Company" shall mean Southern Company Services, Inc., and its successors.

         2.13....."Compensation" shall mean the total amount of a Participant's salary or wages, amounts received as sick pay and for leaves of absence with pay, overtime pay, any shift, nuclear, or other pay differentials, substitution pay, and other amounts received for personal services actually rendered, amounts paid by any Employing Company to The Southern Company Employee Savings Plan as Elective Employer Contributions (as defined therein) pursuant to the Participant's exercise of his deferral option made in accordance with Section 401(k) of the Code, all awards under any incentive pay plans sponsored by the Employing Company including, but not limited to, The Southern Company Performance Pay Plan, The Southern Company Productivity Improvement Plan, and The Southern Company Executive Productivity Improvement Plan, includable as gross income, and amounts contributed by an Employing Company to the Southern Electric System Flexible Benefits Plan or The Southern Company Flexible Benefits Plan on behalf of the Participant pursuant to his salary reduction election under either such plan, and before deduction of taxes, social security, etc. The term "Compensation" shall not include amounts which are reimbursement to a Participant paid by any Employing Company, including but not limited to, reimbursement for such items as moving expenses and travel and entertainment expenses, and imputed income for automobile expenses, tax preparation expenses, and health and life insurance premiums paid by an Employing Company.

         The Compensation of each Participant taken into account for purposes of this Plan shall not exceed $160,000 (as adjusted pursuant to Code Section 401(a)(17)).

         2.14....."Defined Benefit Plan Fraction" shall mean the following fraction:

         (numerator) Sum of the projected annual benefits of the Participant under all Affiliated Employer defined benefit plans (whether or not terminated) determined as of the close of the Plan Year.

         (denominator) The lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect for the Plan Year under Code Sections 415(b)(1)(A) or 415(d), or (b) 1.4 multiplied by 100% of the Participant's average compensation for his highest three (3) consecutive Plan Years of participation as adjusted under Treasury Regulation Section 1.415-5.

         2.15 "Defined Contribution Plan Fraction" shall mean the following fraction:

         (numerator) The sum of all Annual Additions to the account of the Participant as of the close of the Plan Year under all defined contribution plans maintained by the Affiliated Employers for the current and prior Limitation Years (whether or not terminated), including this Plan.

         (denominator) The sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year in which the Participant has a Year of Service: (a) 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for the Plan Year (determined without regard to Code Section 415(c)(6)), or (b) 1.4 multiplied by the amount that may be taken into account under Code
         Section 415(c)(1)(B) with respect to a Participant for the Plan Year.

         2.16 "Determination Date" shall mean with respect to a Plan Year, the last day of the preceding Plan Year.

         2.17 "Determination Year" shall mean the Plan Year being tested.

         2.18 "Distributee" shall include an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

         2.19 "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         2.20 "Eligible Employee" shall mean an Employee who is employed by an Employing Company and (a) who was eligible to be included in the Plan on January 1, 1991, or (b) who is a regular full-time, regular part-time, or cooperative education employee other than:


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                  (1) an Employee who is treated as such solely by reason of the
         "leased employee" rules of Code Section 414(n);

                  (2) any Employee who is represented by a collective bargaining agent unless the representatives of his bargaining unit and the Employing Company mutually agree to participation in the Plan subject to its terms by members of his bargaining unit;

                  (3) an individual who is a cooperative education employee and who first performs an Hour of Service on or after January 1, 1995; and

                  (4) an individual who is classified by the Employing Company as a temporary employee (who was not eligible to be included in the Plan on January 1, 1991) or an independent contractor, regardless of whether such classification is in error. Effective September 1, 1998, any individual classified by the Employing Company as a temporary employee shall be excluded from the Plan, regardless of any prior inclusion in the Plan and regardless of whether the "temporary employee" classification is determined to be in error.

         2.21 "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         2.22 "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee, the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of 10 years or more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         2.23 "Employee" shall mean each individual who is employed by an Affiliated Employer under common law and each individual who is required to be treated as an employee pursuant to the "leased employee" rules of Code Section 414(n) other than a leased employee described in Code Section 414(n)(5).



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         2.24 "Employing Company" shall mean the Company and any affiliate or subsidiary of The Southern Company which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of them. The Employing Companies are set forth on Appendix A to the Plan, as updated from time to time. No such entity shall be treated as an Employing Company prior to the date it adopts the Plan.

         2.25 "Enrollment Date" shall mean the day on which the Eligible Employee meets the requirements for participation in this Plan under Article III.

         2.26 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and the rulings and regulations promulgated thereunder. In the event an amendment to ERISA renumbers a section of ERISA referred to in this Plan, any such reference automatically shall become a reference to such section as renumbered.

         2.27 "Highly Compensated Employee" shall mean (in accordance with and subject to Code Section 414(q) and any regulations, rulings, notices or procedures thereunder), with respect to any Plan Year: (1) any Employee who was a five percent (5%) owner of The Southern Company or an Affiliated Employer (as determined pursuant to Code Section 416)) during the Plan Year or the immediately preceding Plan Year, or (2) any Employee who earned more than $80,000 in the preceding Plan Year. The $80,000 amount shall be adjusted for inflation and for short Plan Years, pursuant to Code Section 414(q). The Employer may, at its election, limit Employees earning more than $80,000 to only those Employees who fall within the "top-paid group," as defined in Code Section 414(q) excluding those employees described in Code Section 414(q)(8) for such purpose. In determining whether an Employee is a Highly Compensated Employee, the Committee may make any elections authorized under applicable regulations, rulings, notices, or revenue procedures.

         2.28 "Hour of Service" shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for an Affiliated Employer.

         2.29 "Key Employee" shall mean any Employee or former Employee (and his Beneficiary) who is a key employee within the meaning of Code Section 416(i)(1).

         2.30 "Limitation Year" shall mean the Plan Year.

         2.31 "Look-Back Year" shall mean the Plan Year preceding the Determination Year.

         2.32 "Non-Highly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.

         2.33 "Normal Retirement Date" shall mean the first day of the month following a Participant's sixty-fifth (65th) birthday.



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         2.34 "One-Year Break in Service" shall mean each
twelve-consecutive-month period within the period commencing with an Employee's Break-in-Service Date and ending on the date the Employee is again credited with an Hour of Service.

         2.35 "Participant" shall mean (a) an Eligible Employee who satisfied the eligibility requirements set forth in Section 3.1 of the Plan and whose participation in the Plan at the time of reference has not been terminated as provided in the Plan and (b) an Employee or former Employee who has ceased to be a Participant under (a) above, but for whom an Account is maintained under the Plan.

         2.36 "Permissive Aggregation Group" shall mean a group of plans consisting of the Required Aggregation Group and, at the election of the Affiliated Employers, such other plan or plans not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Section 401(a)(4) or 410.

         2.37 "Plan" shall mean The Southern Company Employee Stock Ownership Plan, as described herein and as it may be amended from time to time. Prior to January 1, 1991, the Plan was named The Employee Stock Ownership Plan of The Southern Company System.

         2.38 "Plan Year" shall mean the twelve-month period commencing January 1st and ending on the last day of December next following.

         2.39 "Present Value of Accrued Retirement Income" shall mean an amount determined solely for the purpose of determining if the Plan or any other plan included in a Required Aggregation Group of which the Plan is a part is top heavy in accordance with Code Section 416.

         2.40 "Qualified Election Period" shall mean the six-Plan-Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

         2.41 "Qualified Participant" shall mean a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan, whether or not he remains an Employee.

         2.42 "Required Aggregation Group" shall mean those plans that are required to be aggregated as determined under this Section 2.42. In determining a Required Aggregation Group hereunder, each plan of the Affiliated Employers in which a Key Employee is a participant and each other plan of the Affiliated Employers which enables any plan in which a Key Employee participates to meet requirements of Code Section 401(a)(4) or 410 will be required to be aggregated.

         2.43     "SEPCO" shall mean Savannah Electric and Power Company.

         2.44 "SEPCO ESOP" shall mean the Employee Stock Ownership Plan of Savannah Electric and Power Company.

         2.45 "Super-Top-Heavy Group" shall mean an Aggregation Group that would be a Top-Heavy Group if 90% were substituted for 60% in Section 2.47.

         2.46 "Surviving Spouse" shall mean the person to whom the Participant is married on the date of his death, if such spouse is then living, provided that the Participant and such spouse shall have been married throughout the one
(1) year period ending on the date of the Participant's death.

         2.47 "Top-Heavy Group" shall mean an Aggregation Group in which, as of the Determination Date, the sum of:

                  (a) the Present Value of Accrued Retirement Income of Key Employees under all defined benefit plans included in that group, and

                  (b) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds 60% of a similar sum determined for all employees.

         2.48 "Trust or Trust Fund" shall mean the trust established pursuant to the Trust Agreement.

         2.49 "Trust Agreement" shall mean the trust agreement between the Company and the Trustee, as described in Article X.

         2.50 "Trustee" shall mean the person or corporation designated as trustee under the Trust Agreement, including any successor or successors.

         2.51 "Valuation Date" shall mean each business day of the New York Stock Exchange.

            2.52 "Year of Service" shall mean a twelve-month period of employment as an Employee, including any fractions thereof. Calculation of the twelve-month periods shall commence with the Employee's first day of employment, which is the date on which an Employee first performs an Hour of Service, and shall terminate on his Break-in-Service Date. Thereafter, if he has more than one period of employment as an Employee, his Years of Service for any subsequent period shall commence with the Employee's reemployment date, which is the first date following a Break-in-Service Date on which the Employee performs an Hour of Service, and shall terminate on his next Break-in-Service Date. An Employee who has a Break-in-Service Date and resumes employment with the Affiliated Employers within twelve months of his Break-in-Service Date shall receive a fractional Year of Service for the period of such cessation of employment.

         For purposes of determining an Employee's eligibility to participate, the following years of service shall also be treated as Years of Service:

                  (a) In respect of an Employee of an Employing Company who transfers to an Employing Company from Southern Energy Resources, Inc. following its adoption of a defined contribution plan under Section 401(a) of the Code, his credited years of service under such plan as of his date of transfer.

                  (b) In respect of an Employee of an Employing Company who transfers to an Employing Company from SEPCO on or before December 31, 1992, his credited years of service under the SEPCO ESOP for actual service while employed at SEPCO as of his date of transfer.

         Notwithstanding anything in this Section 2.52 to the contrary, an Employee shall not receive credit for more than one Year of Service with respect to any twelve-consecutive-month period.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 Eligibility Requirements. Each Eligible Employee shall become a Participant on the later of January 1, 1997 or the Enrollment Date next following the date on which the Eligible Employee completes a Year of Service.

         3.2 Duration of Participation. Once an Eligible Employee becomes a Participant in the Plan, he shall remain an active Participant during each Plan Year in which he is an Eligible Employee as of the last day of such Plan Year; provided, however, that an Eligible Employee whose employment terminates during a Plan Year by reason of death, retirement pursuant to his Affiliated Employer's pension plan, or total and permanent disability, as determined by the Social Security Administration, shall not cease to be an active Participant until the first day of the Plan Year next following the date such termination of employment occurs. In addition, a Participant in the Plan shall remain an active Participant during periods of authorized leaves of absence granted by an Employing Company under rules uniformly applicable to all persons similarly situated, during periods of sickness, disability leave, jury or military duty, or vacation or holiday leave. If the Employee does not return to work within the period of his authorized leave of absence (not including sickness or disability leave) or within the period provided by law in respect of absence for military duty, he shall cease to be an active Participant in the Plan as of the first day next following the date his authorized leave of absence or military duty is terminated.

         3.3 Participation upon Reemployment. If an Employee terminates his employment with an Affiliated Employer and is subsequently reemployed as an Eligible Employee, the following rules shall apply in determining his eligibility to participate:

                  (a) If the reemployed Eligible Employee had not completed the Year of Service requirement of Section 3.1 prior to his termination of employment and is reemployed following a One-Year Break in Service, he shall not receive credit for fractional periods of service completed prior to the One-Year Break in Service until he has completed a Year of Service after his return. A reemployed Employee who had not completed the Year of Service requirement and who is reemployed within 12 months of his Break-in-Service Date shall receive service credit for the period in which he performed no services in accordance with Section 2.52.

                  (b) If the reemployed Eligible Employee had fulfilled the eligibility requirements of Section 3.1 prior to his termination of employment and is reemployed as an Eligible Employee, whether before or after he incurs a One-Year Break in Service, he shall again become a Participant in the Plan as of the date of his reemployment.

         3.4 No Restoration of Previously Distributed Benefits. A Participant who had terminated his employment with the Affiliated Employers and who has received a distribution of the amount credited to his Account pursuant to
Section 8.6 shall not be entitled to restore the amount of such distribution to his Account if he is reemployed and again becomes a Participant in the Plan.

         3.5 Special Rule for Scott Paper Company Energy Complex Employees. An Eligible Employee who was an employee of Scott Paper Company Energy Complex on December 16, 1994, and who became an Employee of an Employing Company effective December 17, 1994, shall be credited with a Year of Service as of December 31, 1994, and shall become a Participant on January 1, 1995.

         3.6 Former Commonwealth Edison of Indiana Employees. Effective January 1, 1998, notwithstanding any other provision of the Plan to the contrary, with respect to a former employee of Commonwealth Edison of Indiana ("ComEd") who was employed by Southern Energy Resources, Inc. on or before December 31, 1997 and is set forth on a schedule of employees acknowledged by the Committee shall be credited with a Year of Service as of December 31, 1997, and shall become a Participant on January 1, 1998. In addition, any former employee of ComEd who becomes employed by Southern Energy Resources, Inc. on or after January 1, 1998 but prior to April 1, 1998 (hereafter "Date of Employment") and is set forth on the schedule of employees acknowledged by the Committee shall be credited with a Year of Service as of the day immediately preceding such employee's Date of Employment and shall become a Participant on the Enrollment Date coincident with or next following such employee's Date of Employment.

         3.7 Military Leave. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE IV

                         EMPLOYING COMPANY CONTRIBUTION

         4.1 Amount of Contribution. An Employing Company may contribute to the Plan, in respect of each Plan Year, cash or Common Stock in an amount (or under such formula) as the Company, in its sole and absolute discretion, shall determine. If Common Stock is contributed to the Plan, the number of shares contributed shall be determined by the market value of such Common Stock, as determined by the Company.

         4.2 Time of Payment. The Employing Company shall transfer the amount of cash or Common Stock described in Section 4.1 to the Plan on any date or dates consistent with the law, which the Employing Company may select, provided that the contributions for a Plan Year shall be transferred not later than the time (including extensions) for filing the consolidated federal income tax return for such Plan Year.

         4.3 Purchases of Common Stock. If a contribution to the Plan under
Section 4.1 is made in cash, the Trustee shall use such contribution to purchase Common Stock; provided, however, that the Plan may retain a cash reserve in an amount which does not exceed the value of fractional shares and declared cash dividends allocable to those Participants entitled to receive an immediate distribution of their Accounts at the time of the contribution of the cash. If Common Stock is purchased from The Southern Company, the price paid therefor by the Trustee shall be the market value of such Common Stock, as determined by the Company.

         4.4 Restrictions on Common Stock. No Common Stock held by the Plan may be used to satisfy a loan made to the Plan, nor may any Common Stock held by the Plan be used as collateral for a loan made to the Plan.

         4.5 Exclusive Benefit of Employees. All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees, including former Employees, who are Participants under the Plan, and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries shall any part of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries. However, notwithstanding the provisions of this Section 4.5:

                  (a) If any contribution under the Plan is conditioned on initial qualification of the Plan under Section 401(a) of the Code and if the Plan does not so qualify, the Trustee shall, upon written request of the Employing Company, return to the Employing Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied; provided that the application for the determination is made by the time prescribed by law for filing the Employing Company's return for the taxable year in which the Plan is adopted or such later date as the Secretary of the Treasury may prescribe.

                  (b) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, then to the extent the deduction is disallowed the Trustee shall, upon written request of the Employing Company, return the contribution (to the extent disallowed) to the Employing Company within one year after the date the deduction is disallowed.

                  (c) If a contribution or any portion thereof is made by the Employing Company by a mistake of fact, the Trustee shall, upon written request of the Employing Company, return the contribution or such portion to the Employing Company within one year after the date of payment to the Trustee.

         The amount which may be returned to the Employing Company under this
Section 4.5, is the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not occurred a mistake of fact or disallowance of the deduction. Earnings attributable to the excess contribution shall not be returned to the Employing Company, but losses attributable thereto shall reduce the amount to be so returned. If the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken amount not been contributed, then the amount to be returned to the Employing Company shall be limited so as to avoid such reduction.

                                    ARTICLE V

                            PARTICIPANT CONTRIBUTION

         5.1 Participant Contributions Not Allowed. Participant contributions are neither required nor permitted under the Plan. Notwithstanding the foregoing, to the extent that Participant contributions were permitted under the terms of the Plan in effect prior to January 1, 1983, such contributions and/or pledges of contributions attributable to Plan Years beginning before January 1, 1983, may be made in accordance with the applicable provisions of the terms of the Plan as in effect prior to January 1, 1983.

                                   ARTICLE VI

                            ACCOUNTS OF PARTICIPANTS

         6.1 Separate Accounts. The Committee shall establish and maintain a separate Account for each Participant, with separate subaccounts as the Committee shall direct in its sole discretion. The subaccounts maintained in accordance with this Section 6.1 shall be for bookkeeping purposes only. Subaccounts, to the extent they were created under the Plan prior to January 1, 1983, shall be maintained, if necessary.

         The Committee shall also establish separate subaccounts for each Participant, as the Committee shall direct, as is necessary to reflect a Participant's interest in the Plan resulting from the transfer of his accounts from the SEPCO ESOP due to the merger of such plan into this Plan effective as of January 1, 1993. Any such subaccounts so established shall be subject to the terms and conditions of this Plan.

         6.2 Allocation of Common Stock. All shares of Common Stock contributed or purchased with cash contributions for such Plan Year and all fractional rights to such shares shall be allocated as of the close of such Plan Year by the Committee to the Account of each Participant who was a Participant or deemed to be a Participant pursuant to Section 3.2 on the last day of such Plan Year. Such allocation shall be made in accordance with the ratio to which each eligible Participant's Compensation for such Plan Year bears to the total Compensation of all Participants eligible to share in the contribution for such Plan Year.

         6.3      Section 415 Limitations

                  (a) Notwithstanding any provision of the Plan to the contrary, the total Annual Additions allocated to the Account (and the accounts under all defined contribution plans maintained by an Affiliated Employer) of any Participant for any Limitation Year in accordance with Code Section 415 and the regulations thereunder, which are incorporated herein by this reference, shall not exceed the lesser of the following amounts:

                           (1)      twenty-five percent (25%) of the
                                    Participant's compensation in the Limitation
                                    Year; or

                           (2)      $30,000 (as adjusted pursuant to Code
                                    Section 415(d)(1)(C)).

                  (b) If a Participant is also a participant in any Affiliated Employer's defined benefit plan, then in addition to the limitations in
         (a) above, the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 for any Limitation Year.

                  (c) For purposes of this Section 6.3, wherever the term "compensation" is used, such term shall mean compensation as defined in Code Section 414(c)(3) and any rulings or regulations thereunder.

                  (d) The Annual Addition for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all employee contributions as an Annual Addition.

                  (e) If the Plan satisfied the applicable requirements of
         Section 415 of the Code as in effect for all Plan Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding the numerator), as prescribed by the Secretary of the Treasury, so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Section 415(e)(1) of the Code (as revised by this Section 6.3) does not exceed 1.0 for the Plan Year. In addition, the Defined Contribution Plan Fraction for a Participant may be determined by taking into account the special transition rule of Code Section 415(e)(6).

                  (f) If the Participant was a participant in one or more defined benefit plans maintained by the Affiliated Employers which were in existence on July 1, 1982, the denominator of the Defined Benefit Plan Fraction shall not be less than 1.25% of the sum of the annual benefits under such plans which the Participant had accrued as of the later of September 30, 1983 or the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually, and in the aggregate satisfy the requirements of Code Section 415 as in effect at the end of the 1982 Limitation Year.

         6.4 Correction of Contributions in Excess of Section 415 Limits. If the Annual Additions for a Participant exceed the limits of Section 6.3 as a result of the allocation of forfeitures, if any, a reasonable error in estimating a Participant's annual compensation for purposes of the Plan, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual, or under other limited facts and circumstances that the Commissioner of the Treasury finds justify the availability of the rules set forth in this Section 6.4, the excess amounts shall not be deemed Annual Additions if they are corrected by forfeiture of that portion, or all, of the Employing Company contributions that were allocated to the Participant's Account, as is necessary to ensure compliance with Section 6.3.

         Any amounts forfeited under this Section 6.4 shall be held in a suspense account and shall be applied, subject to Section 6.3, toward funding the Employing Company contributions for the next succeeding Plan Year. Such application shall be made prior to any Employing Company contributions that would constitute Annual Additions. No income or investment gains and losses shall be allocated to the suspense account provided for under this Section 6.4. If any amount remains in a suspense account provided for under this Section 6.4 upon termination of this Plan, such amount will revert to the Employing Companies notwithstanding any other provision of this Plan.

         6.5 Combination of Plans. Notwithstanding any provisions contained herein to the contrary, in the event that a Participant participates in a defined contribution plan or defined benefit plan required to be aggregated with this Plan under Code Section 415(g) and the sum of the Defined Contribution Plan Fraction and Defined Benefit Plan Fraction with respect to a Participant exceeds the limitations contained in Section 6.3(b), corrective adjustments (a) for an Employee shall not be made under this Plan until the corrective adjustments have been made under such other defined benefit plan and defined contribution plan but (b) for a Participant whose distribution of benefit payments has commenced under such defined benefit plan, shall be made under this Plan and then, to the extent necessary, under The Southern Company Performance Sharing Plan ("PSP") and then, to the extent necessary, under such other defined benefit plan and then, to the extent necessary, under The Southern Company Employee Savings Plan ("ESP"). If an Employee participates in more than one defined contribution plan maintained by an Affiliated Employer and his Annual Additions exceed the limitations of Section 6.3(a), corrective adjustments shall first be made under the ESP and then, to the extent necessary, under the PSP and then, to the extent necessary, under this Plan.

         6.6      Allocation of Dividends and other Distributions.

                  (a) Any dividends or other distributions of cash on the Common Stock shall be allocated to a Participant's Account on the basis of Account balances. The amount of any cash dividends on Common Stock so allocated may be retained in the Participants' Accounts or paid to such Participants pursuant to (b) below. Any cash dividends retained in the Accounts of Participants and any other distributions of cash on the Common Stock so allocated shall be reinvested by the Trustee in Common Stock which shall be credited to each such Participant's Account. In reinvesting such dividends or other distributions of cash on the Common Stock, the Trustee may purchase Common Stock under The Southern Company's Dividend Reinvestment and Stock Purchase Plan, from The Southern Company, or on the open market.

                  If a dividend or other distribution on the Common Stock allocated to a Participant's Account is of additional shares of Common Stock, the Trustee shall credit such shares to the Participant's Account. If a dividend or other distribution on the Common Stock allocated to a Participant's Account is of property other than cash or additional shares of Common Stock, the Trustee shall sell such property for an amount not less than its fair market value as determined by the Trustee and reinvest the proceeds of such sale in shares of Common Stock pursuant to this Section 6.6. All allocations under this subsection shall be made on the basis of the subaccounts created in accordance with Section 6.1.

                  (b) Any cash dividends received by the Trustee on Common Stock allocated to the Accounts of Participants (or Beneficiaries) may be retained in the Participants' Accounts as provided in (a) above or may be paid to such Participants at the sole discretion of the Committee; provided that any current payment in cash must be made within two years of the date such dividends are received by the Trustee, or, if the Employing Company desires a tax deduction for the amount of such dividends pursuant to Code Section 404(k), such cash dividends shall be distributed in cash not later than 90 days after the close of the Plan Year in which such dividends were paid.

                  (c) Notwithstanding (b) above, if during any Plan Year the Committee shall determine not to pay cash dividends received by the Trustee on Common Stock allocated to Accounts of Participants to such Participants, a Participant may elect to have such cash dividends (or other distributions) paid to him currently by the Trustee. Such an election shall be made in such time and manner as may be prescribed by the Committee and shall be effective only with respect to dividends which are payable by The Southern Company to the Trustee in the Plan Years which begin after the Plan Year in which the election is made. An election shall remain in full force until revoked by a Participant. Any revocation shall be made in accordance with procedures established by the Committee and shall become effective only with respect to dividends payable by The Southern Company to the Trustee in Plan Years which begin after the Plan Year in which the revocation is made.

         6.7 Valuations. Each Participant shall be furnished a statement of his Account no less frequently than annually and upon any distribution, which statement shall reflect the balances of the subaccounts referred to in Section
6.1. Each Participant's Account shall be adjusted as of each Valuation Date to reflect any increase or decrease in the number of shares of Common Stock credited to his Account and to reflect the effect of income collected, realized and unrealized gains and losses, and expenses attributable thereto.

         6.8 Voting Company Stock. Before each annual or special meeting of shareholders of The Southern Company, there shall be sent to each Participant a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the shares of Common Stock credited to such Participant's Account as of the record date of the Common Stock. Fractional shares shall be combined and voted by the Trustee to the extent possible to reflect the instructions of Participants credited with such shares. If a Participant does not provide the Trustee or its designated agent with timely voting instructions for the Trustee, the Pension Fund Investment Review Committee of The Southern Company System may direct the Trustee how to vote such Participant's shares. If the Pension Fund Investment Review Committee of The Southern Company System does not provide the Trustee or its designated agent with timely voting instructions, the Trustee, if required to do so by applicable law, may vote such Participant's shares. The Pension Fund Investment Review Committee of The Southern Company System may direct the Trustee with respect to voting unallocated shares of Common Stock, if any. If the Pension Fund Investment Review Committee of The Southern Company System does not provide the Trustee or its designated agent with timely voting instructions, the Trustee, if required to do so by applicable law, may vote such unallocated shares.

         6.9 Correction of Prior Incorrect Allocations and Distributions. Notwithstanding any provisions contained herein to the contrary, in the event that, as of any Valuation Date, adjustments are required in any Participants' Accounts to correct any incorrect allocation of contributions or investment earnings or losses, or such other discrepancies in Account balances that may have occurred previously, the Employing Companies may make additional contributions to the Plan to be applied to correct such incorrect allocations or discrepancies. The additional contributions shall be allocated by the Committee to adjust such Participants' Accounts to the value which would have existed on said Valuation Date had there been no prior incorrect allocation or discrepancies. The Committee shall also be authorized to take such other actions as it deems necessary to correct prior incorrect allocations under the Plan or discrepancies in the Accounts of the Participants.

                                   ARTICLE VII

                             AUTHORIZED WITHDRAWALS

         7.1 In General. Except as provided in this Article VII, shares of Common Stock allocated to the Account of a Participant may be distributed to him only in the event he ceases to be an Employee, whether by reason of retirement, total and permanent disability, as determined by the Social Security Administration, death, or other termination of employment. Distributions upon termination of employment for any of the above reasons, shall be made in accordance with Article VIII.

         7.2 Distributions in Lieu of Diversification of Investments Pursuant to Code Section 401(a)(28)(B).

                  (a) Each Qualified Participant shall be permitted to elect within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period to receive a cash distribution from the Plan not to exceed 25% of the value of the Participant's Account balance attributable to Common Stock which was acquired by the Plan after December 31, 1986. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may elect to receive a cash distribution from the Plan not to exceed 50% of the value of such Account balance.

                  (b) The Participant's election shall be made in accordance with the procedures established by the Committee and shall be effective no later than 180 days after the close of the Plan Year to which the election applies. The Plan shall distribute (notwithstanding Section 409(d) of the Code) the portion of the Participant's Account that is covered by the election within 90 days after the last day of the period during which the election can be made. This Section 7.2 shall apply notwithstanding any other provision of the Plan other than such provisions as may require the consent of the Participant to a distribution with a present value in excess of $3,500 ($5,000 effective January 1, 1998). If the Participant does not consent to a distribution with a present value in excess of $3,500 ($5,000 effective January 1, 1998) under this Section 7.2, such amount shall be retained in the Plan and the Plan shall be deemed to have satisfied the diversification requirements of Section 401(a)(28)(B) of the Code.

         7.3 In-Service Withdrawals. Subject to the requirements of Section 8.14, a Participant who is employed by an Affiliated Employer may at any time elect to have distributed to him the cash value of a specific number of whole shares of Common Stock, provided such Common Stock shall have been credited to the Participant's Account for a period of at least 84 months. Such shares of Common Stock shall be distributed not prior to the first day of the 85th month following the month in which any full shares of Common Stock shall have been credited to his Account. The election shall be made in accordance with the procedures established by the Committee.

         Any such withdrawal shall be subject to the following requirements:

                  (a) a withdrawal must be for a specific number of whole shares or the value of a specific number of whole shares of Common Stock;

                  (b) the specific number of shares requested must equal at least the lesser of 20 shares or the total number of whole shares available for withdrawal from the Participant's Account; and

                  (c) a withdrawal shall be made in the form of cash, provided that with respect to any distribution which is attributable to full shares of Common Stock, the Participant shall have the right to demand that such portion of the distribution be made in the form of Common Stock.

                                  ARTICLE VIII

                          DISTRIBUTIONS TO PARTICIPANTS

         8.1 Vesting. All amounts credited to the Account of a Participant under the Plan shall at all times be fully vested and nonforfeitable.

         8.2      Distribution upon Retirement.

                  (a) If a Participant retires pursuant to his Affiliated Employer's pension plan, the entire balance credited to his Account shall be payable to him in the manner and time for commencement of benefits requested by the Participant pursuant to Sections 8.7 and 8.8.

                  (b) Notwithstanding a Participant's election to defer receipt of benefits under (a) above, the Committee shall direct payment in a lump sum to such Participant if the balance of his Account (attributable to Employing Company and Employee contributions) does not exceed $3,500 ($5,000 effective January 1, 1998) in accordance with the requirements of Code Section 411(a)(11). The Committee shall not cash-out any Participant whose benefits exceed $3,500 ($5,000 effective January 1, 1998) without the written consent of the Participant.

         8.3 Distribution upon Death. If a Participant's employment with the Affiliated Employers is terminated by reason of death, the entire balance credited to the Participant's Account shall be distributed as soon as practicable to the Participant's Beneficiary or Beneficiaries in a lump sum pursuant to Section 8.9(b).

         8.4 Designation of Beneficiary in the Event of Death. A Participant may designate a Beneficiary or Beneficiaries (who may be designated contingently) to receive all or part of the amount credited to his Account in case of his death before his receipt of all of his benefits under the Plan, provided that the Beneficiary of a married Participant shall be the Participant's Surviving Spouse, unless such Surviving Spouse shall consent in a writing witnessed by a notary public, which writing acknowledges the effect of the Participant's designation of a Beneficiary other than such Surviving Spouse. However, if such Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because the Surviving Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe, a designation by such Participant without the consent of the Surviving Spouse shall be valid.

         Any consent necessary under this Section 8.4 shall be valid and effective only with respect to the Surviving Spouse who signs the consent or, in the event of a deemed consent, only with respect to a designated Surviving Spouse.

         A designation of Beneficiary may be revoked by the Participant without the consent of any Beneficiary (or the Participant's Surviving Spouse) at any time before the commencement of the distribution of benefits. A Beneficiary designation or change or revocation of a Beneficiary designation shall be made in accordance with the procedures established by the Committee.

         If no designated Beneficiary shall be living at the death of the Participant and/or such Participant's Beneficiary designation is not valid and enforceable under applicable law or the procedures of the Committee, such Participant's Beneficiary of Beneficiaries shall be the person or persons in the first of the following classes of successive preference, if then living:

                  (a)      the Participant's spouse on the date of his death,

                  (b)      the Participant's children, equally,

                  (c)      the Participant's parents, equally,

                  (d)      the Participant's brothers and sisters, equally, or

                  (e)      the Participant's executors or administrators.

Payment to such one or more persons shall completely discharge the Plan and the Trustee with respect to the amount so paid.

         8.5 Distribution upon Disability. If a Participant's employment with the Affiliated Employers is terminated by reason of his total and permanent disability, as determined by the Social Security Administration, such disabled Participant shall be entitled to receive the full value of his Account immediately following the date the Social Security Administration determines the Participant is totally and permanently disabled, in a single lump sum payment. The Participant or his legal representative shall request the time for commencement of benefits pursuant to Section 8.8. Notwithstanding the foregoing, effective July 1, 1995, the Committee shall direct payment in a single lump sum to such Participant or his legal representative if the balance of the Participant's Account does not exceed $3,500 ($5,000 effective January 1, 1998) in accordance with the requirements of Code Section 411(a)(11).

         8.6      Distribution upon Termination of Employment.

                  (a) If a Participant's employment with the Affiliated Employers is terminated for any reason other than in accordance with Sections 8.2, 8.3, or 8.5, he shall become entitled to payment of the full value of his Account as hereinafter provided.

                  (b) Upon termination of employment with the Affiliated Employers, the Participant may request a distribution in a single lump sum of the full value of his Account.

Alternatively, such Participant may elect to defer receipt of the full value of his Account until a time not later than the time specified in Section
         8.8 below. Any deferred distribution shall commence as soon as practicable after the Valuation Date selected by the Participant.

                  (c) Notwithstanding a Participant's election to defer receipt of benefits under (b) above, the Committee shall direct payment in a lump sum to such Participant if the balance of his Account (attributable to Employing Company and Employee contributions) as of the last Valuation Date in the month in which such Participant terminates employment with the Affiliated Employers does not exceed $3,500 ($5,000 effective January 1, 1998) in accordance with Code
         Section 411(a)(11). The Committee shall not cash-out any Participant whose benefits exceed $3,500 ($5,000 effective January 1, 1998) without the written consent of the Participant.

         8.7      Property Distributed/Method of Payment.

                  (a) A Participant separating from service in accordance with
         Section 8.2 shall elect the manner in which the Common Stock credited to his Account is distributed and a time for commencement of the distribution as provided hereinafter. The election by the Participant shall be made in accordance with the procedures established by the Committee. The Participant shall select one of the following alternative forms of distribution of his Account:

                           (1)      A lump sum distribution; or

                           (2) Annual installments for a period not to exceed
                  five years or, in the case of a Participant whose Account exceeds $500,000, five years plus one additional year (but not more than five additional years) for each $100,000 or fraction thereof by which such Account exceeds $500,000. The dollar amounts contained in this paragraph (2) shall be adjusted by the Secretary of the Treasury pursuant to Section 409(o)(2) of the Code.

                  (b) All lump sum distributions under the Plan shall be made in cash, provided that a Participant shall have the right to request that such distribution be made in full shares of Common Stock, except that fractional shares shall be converted to and paid in cash, and declared but unpaid cash dividends shall be paid in cash. If any additional shares of Common Stock are subsequently allocated to the Participant's Account, such shares shall be distributed to the Participant or his Beneficiary within 60 days following the date on which such additional allocation is made.

                  (c) All installment distributions under this Section 8.7 shall be made in cash, unless the Participant shall request that such distribution be made in full shares of Common Stock and cash for any fractional shares and declared but unpaid cash dividends. If a

Participant elects installment payments, any additional shares of Common Stock allocated to his Account shall be added to the undistributed balance of such Account and be distributed thereafter in the manner the Participant has elected.

         8.8      Commencement of Benefits.

                  (a) Unless the Participant elects to have payment begin at a later date, payment of benefits to the Participant shall begin at the Participant's election, in accordance with the procedures established by the Committee, not later than 60 days after the last day of the Plan Year in which the latest of the following occurs:

                           (1) the Participant attains the earlier of age 65 or his Normal Retirement Date;

                           (2) the Participant's 10th anniversary of participation under the Plan; or

                           (3)      the Participant's separation from service.

                    (b) In no event shall the distribution of amounts in a Participant's Account commence later than the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or terminates employment with the Affiliated Employers, in accordance with regulations prescribed by the Secretary of the Treasury. The foregoing requirements in this Section 8.8(b) shall not be applied to restrict the implementation of any written designation given to the Committee by a Participant prior to January 1, 1984, with regard to the method of distribution of his Account, if such method was permissible under the Plan and Code prior to January 1, 1984. Notwithstanding the foregoing, the payment of benefits to a Participant who is a five percent (5%) owner of The Southern Company or an Affiliated Employer (as determined pursuant to Code Section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 shall begin not later than April 1, of the calendar year following the calendar year in which the Participant attains age 70 1/2 regardless of the Participant's termination from employment.

                  Any distribution made under this Plan shall be made in accordance with the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefits requirements under Code Section 401(a)(9)(G) and the Treasury Regulations thereunder.

         8.9      Distribution upon Death.

                  (a) If the Participant dies before his entire nonforfeitable interest has been distributed to him, the remaining portion of such interest shall be distributed in a single lump sum to his Beneficiary.

                  (b) If the Participant dies before the distribution of his nonforfeitable interest has begun, the entire interest shall be distributed in a single lump sum to his Beneficiary within 60 days following the Company's receipt of notification of the death of such Participant.

         8.10 Adjustments for Deferred Accounts or Installment Payments. If the distribution of benefits to a Participant will either be paid in installments or the Participant elects to postpone distribution of his benefits payable in a lump sum, the Participant's Account shall remain in the Trust Fund and shall continue to participate in the valuations as provided in Sections 6.6 and 6.7 until fully distributed.

         8.11 Transfers between Employing Companies. A transfer by a Participant from one Employing Company to another Employing Company shall not affect his participation in the Plan. A transfer by a Participant from an Employing Company to an Affiliated Employer that is not an Employing Company shall not be deemed to be a termination of employment with an Employing Company.

         8.12 Distribution to Alternate Payees. If the Participant's Account under the Plan shall become subject to any domestic relations order which (a) is a qualified domestic relations order satisfying the requirements of Section 414(p) of the Code and (b) requires the immediate distribution in a single lump sum of the entire portion of the Participant's Account required to be segregated for the benefit of an alternate payee, then the entire interest of such alternate payee shall be distributed in a single lump sum within 90 days following the Employing Company's notification to the Participant and the alternate payee that the domestic relations order is qualified under Section 414(p) of the Code, or as soon as practicable thereafter. Such distribution to an alternate payee shall be made even if the Participant has not separated from the service of the Affiliated Employers. Any other distribution pursuant to a qualified domestic relations order shall not be made earlier than the Participant's termination of service or his attainment of age 50, if earlier, and shall not commence later than the date the Participant's (or his Beneficiary's) benefit payments otherwise commence. Such distribution to an alternate payee shall be made only in a manner permitted under Section 8.7 of the Plan and only to the extent the Participant would be eligible for such distribution option.

         8.13 Requirement for Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article VIII, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         8.14.....Consent and Notice Requirements. If the value of the vested portion of a Participant's Account derived from Employing Company and Employee contributions exceeds $3,500 ($5,000 effective January 1, 1998) determined in accordance with the requirements of Code Section 411(a)(11), the Participant must consent to any distribution of such vested account balance prior to his Normal Retirement Date. The consent of the Participant shall be obtained within the ninety-day period ending on the first day of the first period for which an amount is payable as an annuity or in any other form under this Plan.

         The Committee shall notify the Participant of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features and an explanation of the relative values of the operational forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code; such notification shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

         Distributions may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

                  (a) the Committee informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option, and

                  (b) the Participant, after receiving the notice, affirmatively elects a distribution.

                                   ARTICLE IX

                                 ADMINISTRATION

         9.1......Membership of Committee. The Plan shall be administered by the
Committee, which shall consist of the individuals then serving in the positions of Director, System Compensation and Benefits of The Southern Company; Vice-President, Human Resources of The Southern Company; and Comptroller of The Southern Company or any other position or positions that succeed to the duties of the foregoing positions. The Committee shall be chaired by the Vice-President, Human Resources of The Southern Company and may select a Secretary (who may, but need not, be a member of the Committee) to keep its records or to assist it in the discharge of its duties.

         9.2......Acceptance and Resignation. Any person appointed to be a member of the Committee shall signify his acceptance in writing to the Chairman of the Committee. Any member of the Committee may resign by delivering his written resignation to the Committee and such resignation shall become effective upon delivery or upon any later date specified therein.

         9.3......Transaction of Business. A majority of the members of the
Committee at the time in office shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.

         9.4......Responsibilities in General. The Committee shall administer the Plan and shall have the discretionary authority, power, and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan and to control and manage the operation and administration of the Plan. The Committee shall have the discretion to interpret the Plan, including any ambiguities herein, and to determine the eligibility for benefits under the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive, and binding on all persons, except as otherwise provided herein or by law, and may be relied upon by the Company, all Employing Companies, the Trustee, Participants, and their Beneficiaries. Any discretionary actions to be taken under the Plan by the Committee with respect to Employees and Participants and with respect to benefits shall be uniform in their nature and applicable to all persons similarly situated.

         9.5......Committee as Named Fiduciary. For the purpose of compliance with the provisions of ERISA, the Committee shall be deemed the administrator of the Plan, as the term "administrator" is defined in ERISA, and the Committee shall be, with respect to the Plan, a named fiduciary as that term is defined in ERISA. For the purpose of carrying out its duties, the Committee may, in its discretion, allocate its responsibilities under the Plan among its members and may, in its discretion, designate (in writing or otherwise) persons other than members of the Committee to carry out such responsibilities of the Committee under the Plan as it may see fit.

         9.6......Rules for Plan Administration. The Committee may make and enforce rules and regulations for the administration of the Plan consistent with the provisions thereof and may prescribe the use of such forms or procedures as it shall deem appropriate for the administration of the Plan.

         9.7......Employment of Agents. The Committee may employ independent qualified public accountants, as such term is defined in ERISA, who may be accountants to The Southern Company and any Affiliated Employer, legal counsel who may be counsel to The Southern Company and any Affiliated Employer, other specialists, and other persons as the Committee deems necessary or desirable in connection with the administration of the Plan. The Committee and any person to whom it may delegate any duty or power in connection with the administration of the Plan, the Company and the officers and directors thereof shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken, or suffered by them in good faith in reliance upon any independent qualified public accountant, counsel, or other specialist or other person selected by the Committee, or in reliance upon any tables, evaluations, certificates, opinions, or reports which shall be furnished by any of them or by the Trustee.

         9.8......Co-Fiduciaries. It is intended that, to the maximum extent permitted by ERISA, each person who is a fiduciary (as that term is defined in ERISA) with respect to the Plan shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations under the Plan and the Trust, as shall each person designated by any fiduciary to carry out any fiduciary responsibility with respect to the Plan or the Trust. No fiduciary or other person to whom fiduciary responsibilities are allocated shall be liable for any act or omission of any other fiduciary or of any other person delegated to carry out any fiduciary or other responsibility under the Plan or the Trust.

         9.9......General Records. The Committee shall maintain or cause to be maintained separate Accounts (and any separate subaccounts) which accurately reflect the interests of the Participants as provided for in Section 6.1, and shall maintain or cause to be maintained all necessary books of account and records with respect to the administration of the Plan. The Committee shall mail or cause to be mailed to Participants reports to be furnished to Participants in accordance with the Plan or as may be required by ERISA. Any notices, reports, or statements to be given, furnished, made, or delivered to a Participant shall be deemed duly given, furnished, made, or delivered when addressed to the Participant and delivered to the Participant in person or mailed by ordinary mail to his address last communicated to the Committee (or its delegate) or of his Employing Company.

         9.10.....Liability of the Committee. In administering the Plan, except as may be prohibited by ERISA, neither the Committee nor any person to whom it may delegate any duty or power in connection with administering the Plan shall be liable for any action or failure to act except for its or his own gross negligence or willful misconduct, nor for the payment of any amount under the Plan, nor for any mistake of judgment made by him or on his behalf as a member of the Committee; nor for any action, failure to act, or loss unless resulting from his own gross negligence or willful misconduct, nor for the neglect, omission, or wrongdoing of any other member of the Committee. No member of the Committee shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his behalf as a member of the Committee.

         9.11.....Reimbursement of Expenses and Compensation of Committee.
Members of the Committee shall be reimbursed by the Company for expenses they may individually or collectively incur in the performance of their duties. Each member of the Committee who is a full-time employee of the Company or of any Employing Company shall serve without compensation for his services as such member; each other member of the Committee shall receive such compensation, if any, for his services as the Board of Directors may fix from time to time.

         9.12.....Expenses of Plan and Trust Fund. The expenses of establishment and administration of the Plan and the Trust Fund, including all fees of the Trustee, auditors and counsel, shall be paid by the Company or the Employing Companies. Notwithstanding the foregoing, to the extent provided in the Trust Agreement, certain administrative expenses may be paid from the Trust Fund either directly or through reimbursement of the Company or the Employing Companies. Any expenses directly related to the investments of the Trust Fund, such as stock transfer taxes, brokerage commissions, or other charges incurred in the acquisition or disposition of such investments, shall be paid from the Trust Fund and shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. Taxes, if any, on any assets held or income received by the Trustee and transfer taxes on the transfer of Common Stock from the Trustee to a Participant or his Beneficiary shall be charged appropriately against the Accounts of Participants as the Committee shall determine. Any expenses paid by the Company pursuant to Section
9.11 and this section shall be subject to reimbursement by other Employing Companies of their proportionate shares of such expenses as determined by the Committee.

         9.13.....Responsibility for Funding Policy. The Pension Fund Investment
Review Committee of The Southern Company System shall have responsibility for providing a procedure for establishing and carrying out a funding policy and method for the Plan consistent with the objectives of the Plan and the requirements of Title I of ERISA.

         9.14.....Code Section 411(d)(6) Protected Benefits. Notwithstanding
anything to the contrary in this Plan, any provisions added to this Plan to effectuate the merger of the SEPCO ESOP into this Plan shall not be interpreted so as to decrease a Participant's accrued benefit except to the extent permitted under Section 412(c)(8) of the Code, and such provisions shall not reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to January 1, 1993. The Committee shall disregard such provision in the Plan to the extent that application of such would fail to satisfy this paragraph. If the Committee disregards any portion of the Plan because it would eliminate a protected benefit, the Committee shall maintain a schedule of any such impacted early retirement option or other optional forms of benefit and the Plan must continue such for the affected Participants.

         9.15.....Management of Assets. The Committee shall not have responsibility with respect to the control or management of the assets of the Plan. The Trustee shall have the sole responsibility for the administration of the assets of the Plan as provided in the Trust Agreement.

         9.16.....Notice and Claims Procedure. Consistent with the requirements of ERISA and the regulations thereunder of the Secretary of Labor from time to time in effect, the Committee shall:

                  (a) provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such Participant or Beneficiary, and

                  (b) afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a full and fair review of the decision denying the claim.

         9.17.....Bonding. Unless Otherwise determined by the Board of Directors or required by law, no member of the Committee shall be required to give any bond or other security in any jurisdiction.

         9.18.....Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary with respect to the Plan may serve as a fiduciary with respect to the Plan in addition to being an officer, employee, agent, or other representative of a party in interest, as that term is defined in ERISA.

                                    ARTICLE X

                           THE TRUST FUND AND TRUSTEE

         10.1.....Trustee. The Company has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in the Plan. The Company may remove the Trustee or appoint a successor trustee at any time upon 60 days notice in writing to the Trustee and the Committee. Any Trust Agreement may be amended by the Company from time to time in accordance with its terms. Any Trust Agreement shall provide, among other things, for a Trust Fund. The Trust Fund shall be administered by the Trustee to receive contributions, to hold, invest, and reinvest all property and funds of the Trust Fund, and to distribute benefits to eligible Participants and Beneficiaries.

         10.2.....Duties of the Trustee. The Trustee shall have sole responsibility for the investment and safekeeping of the assets of the Trust Fund and shall have no responsibility for the operation or administration of the Plan, except as expressly provided herein.

         10.3.....Diversion. At no time shall any part of the corpus or income of the Trust Fund be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries; provided, however, that contributions may be returned to the Employing Company in accordance with the provisions of Section 4.5.

                                   ARTICLE XI

                            AMENDMENT AND TERMINATION

         11.1.....Amendment of the Plan. The Plan may be amended or modified by the Board of Directors pursuant to its written resolutions at any time and from time to time; provided, however, that no such amendment or modification shall make it possible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan, including such part as is required to pay taxes and administration expenses of the Plan. The Plan may also be amended or modified by the Committee (a) if such amendment or modification does not involve a substantial increase in cost to any Employing Company, or (b) as may be necessary, proper, or desirable in order to comply with laws or regulations enacted or promulgated by any federal or state governmental authority and to maintain the qualification of the Plan under Sections 401(a) and 501(a) of the Code and the applicable provisions of ERISA.

         Notwithstanding the foregoing, the formula in Section 6.2 of this Plan under which shares of Common Stock are allocated to the Accounts of Plan Participants shall not be amended more frequently than once every six months.

         No amendment to the Plan shall have the effect of decreasing a Participant's vested interest in his Account, determined without regard to such amendment, as of the later of the date such amendment is adopted or the date it becomes effective. In addition, if the vesting schedule of the Plan is amended, any Participant who has completed at least three (3) Years of Service and whose vested interest is at any time adversely affected by such amendment may elect to have his vested interest determined without regard to such amendment during the election period defined under Section 411(a)(10) of the Code. Finally, no amendment shall eliminate an optional form of benefit in violation of Code
Section 411(d)(6).

         11.2.....Termination of the Plan. It is the intention of the Employing
Companies to continue the Plan indefinitely. However, the Board of Directors pursuant to its written resolutions may at any time and for any reason suspend or terminate the Plan or suspend or discontinue the making of contributions to the Plan by all Employing Companies. Any Employing Company may, by action of its board of directors and approval by the Board of Directors suspend or terminate the making of contributions to the Plan by such Employing Company.

         In the event of termination of the Plan or partial termination or upon complete discontinuance of contributions under the Plan by all Employing Companies or by any one Employing Company, the amount to the credit of the Account of each Participant whose Employing Company shall be affected by such termination or discontinuance shall be determined as of the next Valuation Date and shall be distributed to him or his Beneficiary thereafter at such time or times and in such nondiscriminatory manner as is determined by the Committee. Notwithstanding the above, so long as a Participant continues to be an Employee, no distribution may be made of shares of Common Stock which have been allocated to the Participant's Account for a period of less than 84 months commencing after the month in which such allocation occurred, unless such distribution is pursuant to Section 7.2 of the Plan or on account of termination of the Plan after December 31, 1984.

         11.3.....Merger or Consolidation of the Plan. The Plan shall not be merged or consolidated with nor shall any assets or liabilities thereof be transferred to any other plan unless each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation, or transfer (if the Plan had then terminated).

                                   ARTICLE XII

                              TOP-HEAVY PROVISIONS

         12.1.....Top-Heavy Plan Requirements. For any Plan Year the Plan shall be determined to be a top-heavy plan, the Plan shall provide the minimum allocation requirement of Section 12.3.

         12.2.....Determination of Top-Heavy Status.

                  (a) For any Plan Year commencing after December 31, 1983, the Plan shall be determined to be a top-heavy plan, if, as of the Determination Date, the sum of the Aggregate Accounts of Key Employees under this Plan exceeds 60% of the Aggregate Accounts of all Employees entitled to participate in this Plan.

                  (b) For any Plan Year commencing after December 31, 1983, the Plan shall be determined to be a super-top-heavy plan, if, as of the Determination Date, the sum of the Aggregate Accounts of Key Employees under this Plan exceeds 90% of the Aggregate Accounts of all Employees entitled to participate in this Plan.

                  (c) In the case of a Required Aggregation Group, each plan in the group will be considered a top-heavy plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a top-heavy plan if the Aggregation Group is not a Top-Heavy Group.

                  In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a top-heavy plan if the Permissive Aggregation Group is a Top-Heavy Group. A plan that is not part of the Required Aggregation Group but that has nonetheless been aggregated as part of the Permissive Aggregation Group will not be considered a top-heavy plan even if the Permissive Aggregation Group is a Top-Heavy Group.

                  (d) For purposes of this Article XII, if any Employee is a non-Key Employee for any Plan Year, but such Employee was a Key Employee for any prior Plan Year, such Employee's Present Value of Accrued Retirement Income and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a top-heavy or super-top-heavy plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if an Employee or former Employee has not performed any services for any Employing Company maintaining the Plan at any time during the five-year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Retirement Income shall be excluded in determining whether this Plan is a top-heavy or super-top-heavy plan.

         (e) Only those plans of the Affiliated Employers in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are top-heavy plans.

         12.3.....Minimum Allocation for Top-Heavy Plan Years.

                  (a) Notwithstanding anything herein to the contrary, for any top-heavy Plan Year, the Employing Company contribution allocated to the Account of each non-Key Employee shall be an amount not less than the lesser of: (1) 3% of such Participant's compensation for that Plan Year, or (2) a percentage of that Participant's compensation not to exceed the percentage at which contributions are made under the Plan for the Key Employee for whom such percentage is highest for that Plan Year.

                  (b) For purposes of the minimum allocation of Section 12.3(a), the percentage allocated to the Account of any Key Employee shall be equal to the ratio of the Employing Company contributions allocated on behalf of such Key Employee divided by the compensation of such Key Employee for that Plan Year.

                  (c) For any top-heavy Plan Year, the minimum allocations of
         Section 12.3(a) shall be allocated to the Accounts of all non-Key Employees who are Participants and who are employed by the Affiliated Employers on the last day of the Plan Year.

                  (d) Notwithstanding the foregoing, in any Plan Year in which a non-Key Employee is a Participant in both this Plan and a defined benefit plan, and both such plans are top-heavy plans, the Affiliated Employers shall not be required to provide a non-Key Employee with both the full separate minimum defined benefit and the full separate defined contribution plan allocations. Therefore, if a non-Key Employee is participating in a defined benefit plan maintained by the Affiliated Employers and the minimum benefit under Code Section 416(c)(1) is provided the non-Key Employee under such defined benefit plan, the minimum allocation provided for above shall not be applicable, and no minimum allocation shall be made on behalf of the non-Key Employee. Alternatively, the Employing Company may satisfy the minimum allocation requirement of Code Section 416(c)(2) for the non-Key Employee by providing any combination of benefits and/or contributions that satisfy the safe harbor rules of Treasury Regulation Section 1.416-1(M-12).

         12.4.....Adjustments to Maximum Benefit Limits for Top-Heavy Plans.

                  (a) In the case of an Employee who is a participant in a defined benefit plan and a defined contribution plan maintained by the Affiliated Employers, and such plans as a group are determined to be top heavy for any limitation year beginning after December 31, 1983, "1.0", shall be substituted for "1.25" in each place it appears in the denominators of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction, unless the extra minimum benefit is provided pursuant to Section 12.4(b) below. Super-top-heavy plans and plans in a Super-Top-Heavy Group shall be required at all times to substitute "1.0" for "1.25" in the denominator of each plan fraction.

                  (b) If a Key Employee is a participant in both a defined benefit plan and a defined contribution plan that are both part of a Top-Heavy Group (but neither of such plans is a super-top-heavy plan), the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall remain unchanged, provided the Account of each non-Key Employee who is a Participant receives an extra allocation (in addition to the minimum allocation in Section 12.3(a)) equal to not less than 1% of such non-Key Employee's compensation.

                  (c) For purposes of this Section 12.4, if the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall exceed 1.0 in any Plan Year for any Participant in this Plan, the Affiliated Employers shall eliminate any amounts in excess of the limits set forth in Section 6.3(b), pursuant to Section 6.5 of the Plan.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1.....Plan Not an Employment Contract. The Plan shall not be deemed to constitute a contract between an Affiliated Employer and any Employee, nor shall anything herein contained be deemed to give any Employee any right to be retained in the employ of an Employing Company, or to interfere with the right of an Employing Company to discharge any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant.

         13.2.....Non-Alienation or Assignment. Except as may be otherwise permitted or required by law, no right or interest in the Plan of any Participant or Beneficiary and no distribution or payment under the Plan to any Participant or Beneficiary of a deceased Participant shall be subject in any manner to anticipation, alienation, sale, transfer (except by death), assignment (either at law or in equity), pledge, encumbrance, charge, attachment, garnishment, levy, execution, or other legal or equitable process, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, attach, garnish, levy, execute, or enforce any other legal or equitable process against the same shall be void, nor shall any such right, interest, distribution, or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right, interest, distribution, or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any such right, interest, distribution, or payment, voluntarily or involuntarily, or if any action shall be taken which is in violation of the provisions of the immediately preceding sentence, the Committee may hold or apply or cause to be held or applied such right, interest, distribution, or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as is in accordance with applicable law. In addition, a Participant's benefits may be offset pursuant to a judgment, order, or decree issued (or settlement agreement entered into) on or after August 5, 1997, if and to the extent that such offset is permissible or required under Code Section 401(a)(13).

         Notwithstanding the above, the Committee and the Trustee shall comply with any domestic relations order (as defined in Section 414(p)(1)(B) of the Code) which is a qualified domestic relations order satisfying the requirements of Section 414(p) of the Code. The Committee shall establish procedures for (a) notifying Participants and alternate payees who have or may have an interest in benefits which are the subject of domestic relations orders, (b) determining whether such domestic relations orders are qualified domestic relations orders under Section 414(p) of the Code, and (c) distributing benefits which are subject to qualified domestic relations orders.

         13.3.....Payments to Minors and Others. If the Committee determines that any person entitled to a distribution or payment from the Trust Fund under the Plan is an infant or incompetent or is unable to care for his affairs by reason of physical or mental disability, it may cause all distributions or payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of payments so made. Payments made pursuant to this provision shall completely discharge the Company, the Trustee, and the Committee with respect to the amounts so paid.

         13.4.....Source of Benefits. The Trust Fund established under the Plan shall be the sole source of the payments or distributions to be made in accordance with the Plan. No persons shall have any rights under the Plan with respect to the Trust Fund, or against the Trustee or any Employing Company, except as specifically provided herein.

         13.5.....Unclaimed Benefits. If the Committee is unable, within five
(5) years after any distribution becomes payable to a Participant or Beneficiary, to make or direct payment to the person entitled thereto because the identity or whereabouts of such person cannot be ascertained, notwithstanding the mailing of due notice to such person at his last known address as indicated by the records of either the Committee or his Employing Company, then such benefit or distribution will be disposed of as follows:

                  (a) If the whereabouts of the Participant is unknown to the Committee, distribution will be made to the Participant's Beneficiary or Beneficiaries.

                  Payment to such one or more persons shall completely discharge the Company, the Trustee, and the Committee with respect to the amounts so paid.

                  (b) If none of the persons described in (a) above, can be located, then the benefit payable under the Plan shall be forfeited and shall be applied to reduce future Employing Company contributions. Notwithstanding the foregoing sentence, such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

         13.6.....Governing Law. The provisions of the Plan and the Trust shall be construed, administered, and enforced in accordance with the laws of the State of Georgia, except to the extent such laws are preempted by the laws of the United States.

         IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Plan to be executed this _____ day of _______________, 1998 to be effective as provided herein.

                   SOUTHERN COMPANY SERVICES, INC.:

                   By:
                       -------------------------------------------------

                   Its:
                        ------------------------------------------------
ATTEST:

By:

Its:

                              THE SOUTHERN COMPANY
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                   APPENDIX A


         The Employing Companies as of July 1, 1998 are:


                           Alabama Power Company
                           Georgia Power Company
                           Gulf Power Company
                           Mississippi Power Company
                           Savannah Electric and Power Company
                           Southern Communications Services, Inc.
                           Southern Company Energy Solutions, Inc.
                           Southern Company Services, Inc.
                           Southern Energy Resources, Inc.
                           Southern Nuclear Operating Company, Inc.

                             FIRST AMENDMENT TO THE
                 SOUTHERN COMPANY EMPLOYEE STOCK OWNERSHIP PLAN


         WHEREAS, Southern Company Services, Inc. ("Company") heretofore adopted The Southern Company Employee Stock Ownership Plan ("Plan"), originally effective as of January 1, 1976 and has most recently amended and restated the Plan effective as of January 1, 1997; and

         WHEREAS, the Employee Stock Ownership Plan Committee ("Committee") desires to amend the Plan in order to make certain design and other changes; and

         WHEREAS, the Committee is authorized pursuant to Section 11.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows to be effective as provided herein:

                                       I.

         Effective as of the date hereof, Article III of the Plan shall be amended by adding a new Section 3.7 thereto as follows and by redesignating existing Section 3.7 as Section 3.8:

                           3.7 Former Commonwealth Energy System Employees.
                  Notwithstanding any other provision of the Plan to the contrary, with respect to a former employee of Commonwealth Energy System ("ComElectric") who is employed by Southern Energy Resources, Inc. and is set forth on a schedule of employees acknowledged by the Committee, such employee shall become a Participant as of the Enrollment Date coincident with or next following such employee's date of employment.

II.

         Except as amended herein by this First Amendment, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, Southern Company Services, Inc. through the duly authorized members of the Employee Stock Ownership Plan Committee has adopted this First Amendment to The Southern Company Employee Stock Ownership Plan this _____ day of ________________, 1998, to be effective as stated herein.


                            EMPLOYEE STOCK OWNERSHIP
                                 PLAN COMMITTEE:


                           ------------------------
                           Christopher C. Womack

                           ------------------------
                           Robert A. Bell

                           ------------------------
                           W. Dean Hudson

                             SECOND AMENDMENT TO THE
                 SOUTHERN COMPANY EMPLOYEE STOCK OWNERSHIP PLAN


         WHEREAS, Southern Company Services, Inc. ("Company") heretofore adopted The Southern Company Employee Stock Ownership Plan ("Plan"), originally effective as of January 1, 1976 and as most recently amended and restated the Plan effective as of January 1, 1997; and

         WHEREAS, the Employee Stock Ownership Plan Committee ("Committee") desires to amend the Plan in order to make certain design and technical changes; and

         WHEREAS, the Committee is authorized pursuant to Section 11.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows to be effective as provided herein:

                                       I.

         Effective as of January 1, 1996, Subsection (1) of Section 2.20 of the Plan shall be amended as follows:

                  (1) an Employee who is treated as such solely by reason of the "leased employee" rules of Code Section 414(n) such that, pursuant to an agreement between an Employing Company and any other person, such individual has performed services for the Employing Company (or the Employing Company and related persons as described in Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services were performed under the primary direction or control of the Employing Company;

                                       II.

         Effective as of January 1, 1997, Section 8.8(b) of the Plan shall be amended by adding the following sentence to the end of such Section:

         In addition, any Participant who attains age 70 1/2 on or after January 1, 1996, but prior to January 1, 1999, may elect to have payment of his benefits begin no later than April 1 of the calendar year following the calendar year during which the Participant attains age 70 1/2, regardless of the Participant's termination of employment.

                                      III.

         Except as amended herein by this Second Amendment, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, Southern Company Services, Inc. through the duly authorized members of the Employee Stock Ownership Plan Committee has adopted this Second Amendment to The Southern Company Employee Stock Ownership Plan this _____ day of ________________, 1999, to be effective as stated herein.


                            EMPLOYEE STOCK OWNERSHIP
                                 PLAN COMMITTEE:


                            -------------------------
                            Christopher C. Womack

                            -------------------------
                            Robert A. Bell

                            -------------------------
                            W. Dean Hudson